     As filed with the Securities and Exchange Commission on June 24, 1997.

                                                Registration No. 333-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TCF FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                               41-1591444
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                identification no.)

            801 MARQUETTE AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402 (Address of principal executive offices, including zip code)

            WINTHROP RESOURCES CORPORATION 1992 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                GREGORY J. PULLES
                  VICE CHAIRMAN, GENERAL COUNSEL AND SECRETARY
                            TCF FINANCIAL CORPORATION
                           801 MARQUETTE AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 661-6500
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                        PROPOSED       PROPOSED
                                         MAXIMUM        MAXIMUM
                          AMOUNT        OFFERING       AGGREGATE     AMOUNT OF
TITLE OF SECURITIES        TO BE          PRICE        OFFERING    REGISTRATION
TO BE REGISTERED        REGISTERED    PER SHARE(2)     PRICE(2)         FEE
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Common Stock,
 $.01 par value (1)   349,082 shares    $47.4375      $16,559,577     $5,019
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(1)  Includes Preferred Share Purchase Rights to purchase Series A Junior
     Participating Preferred Stock which currently are not separable from the common stock and are not exercisable.

(2) Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on June 17, 1997 as reported by the New York Stock Exchange.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by TCF Financial Corporation ("TCF") (File No. 0-16431) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference herein:

     a. TCF's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     b.   TCF's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1997;

     c. TCF's Current Reports on Form 8-K dated January 27, 1997, February 19, 1997, March 5, 1997, March 21, 1997, April 11, 1997, May 21, 1997,
          May 30, 1997, June 5, 1997 and June 12, 1997; and

     d. The descriptions of TCF's capital stock at Item 1 of the Registration Statements on Form 8-A for TCF Common Stock and TCF's Preferred Share Purchase Rights.

     All documents filed with the Commission by TCF pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

     The common stock, par value $.01 per share (the "Common Stock"), of TCF offered pursuant to this Registration Statement and the related Preferred Share Purchase Rights are registered under Section 12(b) of the Securities Exchange Act of 1934. The descriptions of TCF's Common Stock and Preferred Share Purchase Rights are incorporated by reference pursuant to Item 3 above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification of directors and officers of TCF is provided under
Article 13 of the Certificate of Incorporation of TCF to the fullest extent authorized by the Delaware General Corporation Law, which generally provides for indemnification for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TCF and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     TCF has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to TCF of costs incurred by it in indemnifying its directors and officers.

     In addition, as allowed by the Delaware General Corporation Law, Article 12 of TCF's Certificate of Incorporation provides that a director of TCF shall not be personally liable to TCF or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

  5.1 Opinion of Gregory J. Pulles, Vice Chairman, General Counsel and Secretary of TCF Financial Corporation, as to the legality of TCF Common Stock (filed electronically herewith)

 23.1     Consent of KPMG Peat Marwick LLP (filed electronically herewith)

 23.2     Consent of Gregory J. Pulles (included in Exhibit 5.1)

 24.1     Powers of Attorney (filed electronically herewith)

 99.1 Winthrop Resources Corporation 1992 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Winthrop Resources Corporation's Registration Statement on Form S-1, File No. 33-47435 (filed April 24,
          1992))


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

ITEM 9.   UNDERTAKINGS.

(a)  RULE 415 OFFERING.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) STATEMENT REQUIRED BY ITEM 512(h) IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


            (The remainder of this page is intentionally left blank.)


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on June 23, 1997.

                              TCF FINANCIAL CORPORATION


                              By   /s/ William A. Cooper
                                 ------------------------------------------
                                   William A. Cooper
                                   Chairman of the Board
                                   and Chief Executive Officer
                                   (Principal Executive Officer)




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                      TITLE                            DATE
---------                      -----                            ----

       *                       Chairman of the Board,           June 23, 1997
-------------------------      Chief Executive Officer and
William A. Cooper              Director

       *                       Vice Chairman of the Board,      June 23, 1997
-------------------------      Chief Operating Officer and
Thomas A. Cusick               Director

       *                       Vice Chairman of the Board and   June 23, 1997
-------------------------      Director
Robert E. Evans

       *                       President and Director           June 23, 1997
-------------------------
Lynn A. Nagorske

       *                       Executive Vice President, Chief  June 23, 1997
-------------------------      Financial Officer and Treasurer
Ronald J. Palmer               (Principal Financial Officer)

       *                       Senior Vice President,           June 23, 1997
-------------------------      Assistant Treasurer and
Mark R. Lund                   Controller (Principal
                               Accounting Officer)


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

SIGNATURE                      TITLE                            DATE
---------                      -----                            ----

                               Director                         ________, 1997
-------------------------
Bruce G. Allbright

                               Director                         ________, 1997
-------------------------
William F. Bieber

       *                       Director                         June 23, 1997
-------------------------
Rudolph E. Boschwitz

                               Director                         _______, 1997
-------------------------
Robert J. Delonis

                               Director                         _______, 1997
-------------------------
John M. Eggemeyer

                               Director                         _______, 1997
-------------------------
Luella G. Goldberg

                               Director                         _______, 1997
-------------------------
Daniel F. May

       *                       Director                         June 23, 1997
-------------------------
Thomas J. McGough

                               Director                         _______, 1997
-------------------------
Mark K. Rosenfeld

       *                       Director                         June 23, 1997
-------------------------
Ralph Strangis

       *                       Director                         June 23, 1997
-------------------------
Ronald A. Ward




  *  /s/ Gregory J. Pulles                                      June 23, 1997
     ------------------------
       Gregory J. Pulles
       Attorney-in-Fact


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